UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 21, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer
Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Company announced on January 16, 2006 that it was presenting at the C.K. Cooper & Company Small - Cap Oil and Gas Conference in Palm Springs California on February 16 and 17, 2006 and that management was providing financial guidance for the years ended December 31, 2005 and 2006 as well as announcing that the presentation used at the conference was being posted on the Company’s website.

Item 9.01.    Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. PROVIDES BUSINESS UPDATE

AND GUIDANCE FOR 2006

Denver, Colorado — February 16, 2006 — PRB Gas Transportation, Inc. (“PRB” or the “Company”) (AMEX:PRB) today announced that its management will be presenting at the Second Annual C.K. Cooper & Company Small-Cap Oil & Gas Conference on February 16th and 17th at the JW Marriott Resort & Spa in Palm Springs, California.  In group and private meetings with investors, PRB’s CEO, Robert W. Wright; President & COO, William F. Hayworth; and VP-Finance, William P. Brand, Jr. will outline PRB’s current operations, discuss plans for the balance of this year and PRB’s longer term business objectives and provide preliminary results for 2005 and guidance ranges for 2006.  The PowerPoint presentation being used at this conference will be posted on the Company’s website at: www.prbtrans.com on February 16th.

PRB’s presentation includes a discussion of its integrated business approach with respect to its exploration and production (“E&P”) and gathering and processing (“G&P”) activities.  This entails focusing its gathering services and assets, both existing and prospective, in areas where PRB also has E&P underway as an operator and/or working interest owner.  One example of this integrated approach is in the South Gillette, WY area where PRB operates coal bed methane (“CBM”) wells owned by Rocky Mountain Gas, Inc. (“RMG”) and CBM wells that are jointly owned with RMG.  In addition to being an operator in South Gillette, PRB is drilling a 24-well CBM Moyer pilot on 20-acre spacing and has plans to drill an additional 57 CBM wells in this area after natural gas reserves are confirmed.  Finally, PRB is in the planning stages to enter into the E&P segment in lands served by its Gap and Bonepile gas gathering system, enhancing the profitability of the existing assets.

With its cash balances, bank lines that are being negotiated and the $22 million recently raised in a private placement of Senior Subordinated Convertible Notes, PRB is proceeding with its ambitious 2006 $30 million capital plan that includes $21 million for its E&P program in Wyoming’s prolific Powder River Basin and $9 million for G&P projects.  This capital program also includes previously announced activities in North Dakota’s Williston Basin.

The Company expects to issue its audited 2005 financial results in mid-March 2006; however, management expects to report revenue for the year ended December 31, 2005 of $3.2 million and a net loss of $4.1 million, including a non-cash impairment charge of $2.4 million, the latter as reported in its Form 10-Q filing for the 9 months ended September 30, 2005.  With respect to 2006, management is providing estimated revenue of between $14 million and $16 million and estimated pre-tax income of between $3.5 million and $4.0 million which would equate to basic and diluted earnings per share in the $.33 to $.38 range.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		www.theequitygroup.com
(303) 308-1330
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)